Exhibit 99.2 Exhibit Government Properties Income Trust Ex ExhibitExhibit99.2 99.299.2 Fourth Quarter 2016 Supplemental Operating and Financial Data All amounts in this report are unaudited.

TABLE OF CONTENTS PAGE CORPORATE INFORMATION Company Profile 6 Investor Information 7 Research Coverage 8 FINANCIALS Key Financial Data 10 Condensed Consolidated Balance Sheets 11 Condensed Consolidated Statements of Income (Loss) 12 TABLE OF CONTENTS TABLE Notes to Condensed Consolidated Statements of Income (Loss) 13 Condensed Consolidated Statements of Cash Flows 14 Debt Summary 15 Debt Maturity Schedule 16 Leverage Ratios, Coverage Ratios and Public Debt Covenants 17 Summary of Capital Expenditures 18 Property Acquisition and Disposition Information Since January 1, 2018 19 Investment In Unconsolidated Joint Ventures 20 Calculation of Consolidated Property Net Operating Income (NOI) and Consolidated Property Cash Basis NOI 21 Calculation of Same Property NOI and Cash Basis NOI 22 Calculation of EBITDA and Adjusted EBITDA 23 Calculation of Funds from Operations (FFO) and Normalized FFO Available for Common Shareholders 24 Definitions of Certain Non-GAAP Financial Measures 25 PORTFOLIO INFORMATION Portfolio Summary 27 Summary Consolidated and Same Property Results 28 Occupancy and Leasing Summary 30 Leasing Analysis by Tenant Type 31 Tenant List 32 Lease Expiration Schedule 33 EXHIBIT Consolidated Property Detail 35 As previously announced, Government Properties Income Trust, or GOV, a wholly owned subsidiary of GOV and Select Income REIT, or SIR, entered into an agreement and plan of merger, dated as of September 14, 2018, or the Merger Agreement, whereby SIR will merge with and into GOV’s wholly owned subsidiary. These historical results of operations and financial position include certain related transaction and acquisition expenses that we incurred in connection with the Merger Agreement and the other transactions contemplated by the Merger Agreement. Government Properties Income Trust 2 Supplemental Operating and Financial Data, September 30, 2018

WARNING CONCERNING FORWARD LOOKING STATEMENTS THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • THE LIKELIHOOD THAT WE WILL COMPLETE THE PENDING MERGER OF SELECT INCOME REIT, OR SIR, WITH AND INTO OUR WHOLLY OWNED SUBSIDIARY, OR THE MERGER, • OUR SALES AND ACQUISITIONS OF PROPERTIES, • OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY, • THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT OR BE NEGATIVELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS OR GOVERNMENT BUDGET CONSTRAINTS, • THE LIKELIHOOD THAT OUR TENANTS WILL RENEW OR EXTEND THEIR LEASES AND NOT EXERCISE EARLY TERMINATION OPTIONS PURSUANT TO THEIR LEASES OR THAT WE WILL OBTAIN REPLACEMENT TENANTS, • THE LIKELIHOOD THAT OUR RENTS WILL INCREASE WHEN WE RENEW OR EXTEND OUR LEASES OR ENTER NEW LEASES, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO SUSTAIN THE AMOUNT OF SUCH DISTRIBUTIONS, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR EXPECTATION THAT THERE WILL BE OPPORTUNITIES FOR US TO ACQUIRE, AND THAT WE WILL ACQUIRE, ADDITIONAL PROPERTIES IN THE METROPOLITAN WASHINGTON, D.C. MARKET AREA OR ELSEWHERE, INCLUDING PROPERTIES THAT ARE MAJORITY LEASED TO GOVERNMENT TENANTS, GOVERNMENT CONTRACTOR TENANTS OR OTHER PRIVATE TENANTS, • OUR EXPECTATIONS REGARDING DEMAND FOR LEASED SPACE BY GOVERNMENT TENANTS, • OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTATION THAT OUR SHAREHOLDERS WILL BENEFIT FROM THE MERGER, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • THE CREDIT QUALITIES OF OUR TENANTS, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, AND • OTHER MATTERS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, AVAILABLE FOR COMMON SHAREHOLDERS, NORMALIZED FUNDS FROM OPERATIONS, OR NORMALIZED FFO, AVAILABLE FOR COMMON SHAREHOLDERS, CONSOLIDATED PROPERTY NET OPERATING INCOME, OR NOI, CONSOLIDATED PROPERTY CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CONDITIONS AND CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS, • COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED AND WITH RESPECT TO GOVERNMENT TENANCIES, • THE IMPACT OF CHANGES IN THE REAL ESTATE NEEDS AND FINANCIAL CONDITIONS OF GOVERNMENT TENANTS, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, THE RMR GROUP LLC, OR RMR LLC, RMR INC., SIR, AIC AND OTHERS AFFILIATED WITH THEM, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, AND • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL. WARNING CONCERNING FORWARD LOOKING STATEMENTS CONCERNING FORWARD WARNING FOR EXAMPLE: • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES AND OUR WORKING CAPITAL REQUIREMENTS. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS THEIR PROPERTY OPERATING COSTS, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES, Government Properties Income Trust 3 Supplemental Operating and Financial Data, September 30, 2018

• AS PART OF OUR LONG TERM FINANCING PLANS TO REDUCE OUR LEVERAGE, WE EXPECT TO DISPOSE OF CERTAIN OF OUR PROPERTIES. CURRENTLY, WE ARE MARKETING OR PLAN TO MARKET FOR SALE THREE PROPERTIES. WE CANNOT BE SURE WE WILL SELL ANY OF THESE PROPERTIES OR WHAT THE TERMS OF ANY SALE MAY BE. WE MAY SELL SOME OR ALL OF THESE PROPERTIES AT PRICES THAT ARE LESS THAN OUR CARRYING VALUES AND WE MAY OTHERWISE INCUR LOSSES AS A RESULT OF CONSIDERING AND PURSUING THESE SALES. FURTHER, WE MAY ELECT TO CHANGE WHICH PROPERTIES WE MAY TO SEEK TO SELL, WHICH COULD RESULT IN DIFFERENT PROPERTIES AND FEWER OR GREATER NUMBER OF PROPERTIES BEING SOLD OR MARKETED FOR SALE, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • SOME GOVERNMENT TENANTS MAY EXERCISE THEIR RIGHTS TO VACATE THEIR SPACE BEFORE THE STATED EXPIRATIONS OF THEIR LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE, • WE INTEND TO CONDUCT OUR BUSINESS ACTIVITIES IN A MANNER THAT WILL AFFORD US REASONABLE ACCESS TO CAPITAL FOR INVESTMENT AND FINANCING ACTIVITIES. HOWEVER, WE MAY NOT SUCCEED IN THIS REGARD AND WE MAY NOT HAVE REASONABLE ACCESS TO CAPITAL, • CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE DEBT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH DEBT, • THE INTEREST RATES PAYABLE UNDER OUR FLOATING RATE DEBT OBLIGATIONS DEPEND UPON OUR CREDIT RATINGS. WE CURRENTLY HAVE A NEGATIVE CREDIT RATINGS OUTLOOK BY MOODY'S INVESTORS SERVICE WHICH MAY IMPLY THAT OUR CREDIT RATINGS MAY BE DOWNGRADED. IF OUR CREDIT RATINGS ARE DOWNGRADED, OUR BORROWING COSTS WILL INCREASE, • OUR ABILITY TO ACCESS DEBT CAPITAL AND THE COST OF OUR DEBT CAPITAL WILL DEPEND IN PART ON OUR CREDIT RATINGS. IF OUR CREDIT RATINGS ARE DOWNGRADED, WE MAY NOT BE ABLE TO ACCESS DEBT CAPITAL OR THE DEBT CAPITAL WE CAN ACCESS MAY BE EXPENSIVE, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS MAY BE INCREASED TO UP TO $2.5 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS.  HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES.  ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., SIR, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, • WE MAY FAIL TO EXECUTE SUCCESSFULLY ON OUR EXPANDED BUSINESS STRATEGY OR INCREASED SCALE OF OUR BUSINESS RESULTING FROM THE FPO TRANSACTION AND THEREFORE MAY NOT REALIZE THE BENEFITS WE EXPECT FROM THE FPO TRANSACTION, • AS OF SEPTEMBER 30, 2018, WE HAD ESTIMATED UNSPENT LEASING RELATED OBLIGATIONS OF $34.0 MILLION. OUR UNSPENT LEASING RELATED OBLIGATIONS MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN WE CURRENTLY EXPECT, AND WE MAY INCUR INCREASED AMOUNTS FOR THESE AND SIMILAR PURPOSES IN THE FUTURE, • WE, OUR WHOLLY OWNED SUBSIDIARY AND SIR HAVE ENTERED INTO A MERGER AGREEMENT, OR THE MERGER AGREEMENT. THE CLOSING OF THE MERGER IS SUBJECT TO THE SATISFACTION OR WAIVER OF CONDITIONS, INCLUDING THE RECEIPT OF REQUISITE APPROVALS BY OUR AND SIR’S SHAREHOLDERS. WE CANNOT BE SURE THAT ANY OR ALL OF SUCH CONDITIONS WILL BE SATISFIED OR WAIVED. ACCORDINGLY, THE MERGER MAY NOT CLOSE WHEN EXPECTED OR AT ALL, OR THE TERMS OF THE MERGER OR OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT MAY CHANGE, AND • THE MERGER REQUIRES APPROVAL OF SIR’S SHAREHOLDERS AND THE ISSUANCE OF OUR COMMON SHARES IN THE MERGER REQUIRES THE APPROVAL OF OUR SHAREHOLDERS. SUCH APPROVALS WILL BE SOLICITED BY A JOINT PROXY STATEMENT/PROSPECTUS, A PRELIMINARY VERSION OF WHICH WAS INCLUDED AS PART OF THE REGISTRATION STATEMENT ON FORM S-4, AS AMENDED, OR THE FORM S-4, THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC. THE FORM S-4 MUST BE DECLARED EFFECTIVE BY THE SEC, BEFORE THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAN BE MAILED TO OUR SHAREHOLDERS AND SIR’S SHAREHOLDERS. THE AMOUNT OF TIME IT TAKES FOR THE SEC TO DECLARE THE FORM S-4 EFFECTIVE IS BEYOND OUR AND SIR’S CONTROL. ACCORDINGLY, WE CANNOT BE SURE THAT THE MERGER AND THE OTHER TRANSACTIONS WILL BE CONSUMMATED WITHIN A SPECIFIED TIME PERIOD OR AT ALL OR THAT THE TERMS OF THE MERGER AND THE OTHER TRANSACTIONS WILL NOT CHANGE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS CHANGES IN OUR TENANTS’ NEEDS FOR LEASED SPACE, ACTS OF TERRORISM, NATURAL DISASTERS OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN THE FORM S-4 AND IN OUR FILINGS WITH THE SEC INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. Government Properties Income Trust 4 WARNING CONCERNING FORWARD LOOKING STATEMENTS (continued) LOOKING STATEMENTS CONCERNING FORWARD WARNING Supplemental Operating and Financial Data, September 30, 2018

One Memphis Place, Memphis, TN Square Feet: 204,694 Primary Agency Occupant: U.S. Courts Government Properties Income Trust 5 Supplemental Operating and Financial Data, September 30,CORPORATE 2018 INFORMATION

COMPANY PROFILE

COMPANY PROFILE

The Company:

Government Properties Income Trust, or GOV, we or us, is a real estate investment trust, or REIT, that primarily owns properties located throughout the United States that are majority leased to government tenants and office properties in the metropolitan Washington, D.C. market area that are leased to government and private sector tenants. The majority of our properties are office buildings. As of September 30, 2018, we owned 24.9 million common shares, or approximately 27.8% of the then outstanding common shares, of Select Income REIT (Nasdaq: SIR), or SIR, a REIT that owns properties that are primarily net leased to single tenants. In October 2018, we sold our entire investment in SIR in a public offering. We have been investment grade rated since 2010, and we are included in the S&P Small Cap 600 Index, the Russell 2000® index and the MSCI US REIT index.

Management:

GOV is managed by The RMR Group LLC, or RMR, the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to five publicly traded equity REITs and three real estate related operating businesses. In addition to managing GOV, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings, SIR and Industrial Logistics Properties Trust, a REIT that owns and leases industrial and logistics properties. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator and franchisor of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Senior Living Inc., a publicly traded operator of senior living communities, and Sonesta International Hotels Corporation, a privately owned operator and franchisor of hotels and cruise ships. RMR also advises a closed end fund that invests in publicly traded securities of real estate companies, a publicly traded mortgage REIT and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries, as well as manages a private, open end core plus fund focused on the acquisition, ownership and leasing of a diverse portfolio of office properties throughout the U.S. As of September 30, 2018, RMR had $30.1 billion of real estate assets under management and the combined RMR managed companies had approximately $12 billion of annual revenues, over 1,700 properties and over 52,000 employees. We believe that being managed by RMR is a competitive advantage for GOV because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(617) 219-1440

Stock Exchange Listing:

Nasdaq

Trading Symbols:

Common Shares: GOV
Senior Unsecured Notes due 2046: GOVNI

Issuer Ratings:

Moody's: Baa3
Standard & Poor's: BBB-

Key data (as of 9/30/2018):

(dollars and sq. ft. in 000s)

Total consolidated properties (1)		105 (164 buildings)
Total sq. ft. (1)		17,046
Percent leased (1)		93.3%
Q3 2018 total rental income	$	106,102
Q3 2018 net loss available for common shareholders	$	(449)
Q3 2018 Normalized FFO available for common shareholders (2)	$	52,967

(1) Excludes two properties (three buildings) owned by unconsolidated joint ventures.

(2) See page 24 for the calculation of Normalized FFO available for common shareholders and a reconciliation of net income (loss) available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to this amount.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
6

INVESTOR INFORMATION Board of Trustees Barbara D. Gilmore John L. Harrington Elena Poptodorova Independent Trustee Independent Trustee Independent Trustee Jeffrey P. Somers Mark L. Kleifges Adam D. Portnoy Independent Trustee Managing Trustee Managing Trustee INVESTOR INFORMATION INVESTOR Senior Management David M. Blackman Mark L. Kleifges President and Chief Executive Officer Chief Financial Officer and Treasurer Contact Information Investor Relations Inquiries Government Properties Income Trust Financial inquiries should be directed to Mark L. Kleifges, Two Newton Place Chief Financial Officer and Treasurer, at (617) 219-1440 255 Washington Street, Suite 300 or mkleifges@rmrgroup.com. Newton, MA 02458-1634 (617) 219-1440 Investor and media inquiries should be directed to (e-mail) info@govreit.com Brad Shepherd, Senior Director, Investor Relations, at (617) 219-1410 or (website) www.govreit.com bshepherd@rmrgroup.com. Government Properties Income Trust 7 Supplemental Operating and Financial Data, September 30, 2018

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

Bank of America Merrill Lynch Research
James Feldman
James.Feldman@baml.com
(646) 855-5808

FBR & Co.
Bryan Maher
bmaher@fbr.com
(646) 885-5423

JMP Securities
Mitch Germain
mgermain@jmpsecurities.com
(212) 906-3546

RBC Capital Markets
Mike Carroll
Michael.Carroll@rbccm.com
(440) 715-2649

D.A. Davidson & Co.
James Lykins
jlykins@dadco.com
503-603-3041

Jeffries & Company, Inc.
Jonathan Petersen
jpetersen@jefferies.com
(212) 284-1705

Morgan Stanley
Vikram Malhotra
vikram.malhotra@morganstanley.com
(212) 761-7064

Rating Agencies

Moody's Investors Service
Lori Marks
Lori.marks@moodys.com
(212) 553-1653

Standard & Poor's
Michael Sovers
michael.sovers@standardandpoors.com
(212) 438-2508

GOV is followed by the analysts and its credit is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding GOV's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of GOV or its management. GOV does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
8

FINANCIALS 9960625 Indiana Maryland Avenue, Drive, Washington, Richmond, VA DC Square Feet:Government 173,932160,897 Properties Income Trust 9 AgencyPrimary Occupant:AgencySupplement Occupant: Theal Operating Commonwealth U.S. and Courts Financial of Virginia Data, September 30, 2018 9

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollar and share amounts in thousands, except per share data)

	As of and for the Three Months Ended				
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Selected Balance Sheet Data:					
Total gross assets [1]	$ 3,847,915	$ 3,866,055	$ 4,008,953	$ 4,045,413	$ 3,868,036
Total assets	$ 3,484,425	$ 3,507,769	$ 3,655,624	$ 3,703,565	$ 3,536,967
Total liabilities	$ 2,245,064	$ 2,226,119	$ 2,340,770	$ 2,353,026	$ 2,159,440
Total shareholders' equity	$ 1,239,361	$ 1,281,650	$ 1,294,358	$ 1,330,043	$ 1,377,527
Selected Income Statement Data:					
Rental income	$ 106,102	$ 108,085	$ 108,717	$ 107,170	$ 70,179
Net income (loss) available for common shareholders	$ (449)	$ 29,602	$ 6,287	$ (18,266)	$ 10,989
Consolidated Property NOI [2]	$ 64,462	$ 68,103	$ 66,226	$ 66,093	$ 41,042
Adjusted EBITDA [3]	$ 73,573	$ 76,686	$ 73,439	$ 73,458	$ 51,916
FFO available for common shareholders [4]	$ 53,792	$ 64,926	$ 66,991	$ 49,802	$ 40,357
Normalized FFO available for common shareholders [4]	$ 52,967	$ 51,325	$ 54,065	$ 49,185	$ 39,602
Per Share Data (basic and diluted):					
Net income (loss) available for common shareholders	$ 0.00	$ 0.30	$ 0.06	$ (0.18)	$ 0.11
FFO available for common shareholders [4]	$ 0.54	$ 0.66	$ 0.68	$ 0.50	$ 0.42
Normalized FFO available for common shareholders [4]	$ 0.53	$ 0.52	$ 0.55	$ 0.50	$ 0.41
Dividends:					
Annualized dividends paid per share during period	$ 1.72	$ 1.72	$ 1.72	$ 1.72	$ 1.72
Annualized dividend yield (at end of period) [5]	15.2%	10.9%	12.6%	9.3%	9.2%
Normalized FFO available for common shareholders payout ratio [4]	81.1%	82.7%	78.2%	86.0%	104.9%

(1) Total gross assets is total assets plus accumulated depreciation.
(2) See page 21 for the calculation of Consolidated Property NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to that amount.
(3) See page 23 for the calculation of Adjusted EBITDA and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.
(4) See page 24 for the calculation of FFO available for common shareholders and Normalized FFO available for common shareholders and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts.
(5) Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of our common shares at the end of the period.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
10

CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands, except share data) September 30, December 31, 2018 2017 ASSETS Real estate properties: Land $ 448,714 $ 627,108 Buildings and improvements 2,050,365 2,348,613 Total real estate properties, gross 2,499,079 2,975,721 Accumulated depreciation (363,490) (341,848) Total real estate properties, net 2,135,589 2,633,873 Assets of discontinued operations - Equity investment in Select Income REIT 453,275 467,499 Assets of properties held for sale 408,626 — Investment in unconsolidated joint ventures 45,161 50,202 Acquired real estate leases, net 215,938 351,872 Cash and cash equivalents 9,644 16,569 Restricted cash 2,354 3,111 Rents receivable, net 55,297 61,429 Deferred leasing costs, net 22,181 22,977 Other assets, net 136,360 96,033 Total assets $ 3,484,425 $ 3,703,565 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured revolving credit facility $ 467,000 $ 570,000 Unsecured term loans, net 548,363 547,852 Senior unsecured notes, net 945,948 944,140 Mortgage notes payable, net 176,828 183,100 Liabilities of properties held for sale 9,998 — Accounts payable and other liabilities 64,868 89,440 Due to related persons 23,300 4,859 Assumed real estate lease obligations, net 8,759 13,635 Total liabilities 2,245,064 2,353,026 CONDENSED CONSOLIDATED BALANCE SHEETS CONDENSED CONSOLIDATED Commitments and contingencies Preferred units of limited partnership — 20,496 Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 150,000,000 shares authorized, 99,205,199 and 99,145,921 shares issued and outstanding, respectively 992 991 Additional paid in capital 1,969,168 1,968,217 Cumulative net income 204,579 108,144 Cumulative other comprehensive income 265 60,427 Cumulative common distributions (935,643) (807,736) Total shareholders’ equity 1,239,361 1,330,043 Total liabilities and shareholders’ equity $ 3,484,425 $ 3,703,565 Government Properties Income Trust 11 Supplemental Operating and Financial Data, September 30, 2018

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (dollars and share amounts in thousands, except per share data) Three Months Ended September 30, Nine Months Ended September 30, 2018 2017 2018 2017 Rental income $ 106,102 $ 70,179 $ 322,904 $ 209,362 Expenses: Real estate taxes 12,072 8,862 37,402 24,980 Utility expenses 7,783 5,408 20,490 14,186 Other operating expenses 21,785 14,867 66,221 44,046 Depreciation and amortization 42,569 20,781 129,444 61,949 Loss on impairment of real estate (1) — 230 5,800 230 Acquisition and transaction related costs (2) 3,813 — 3,813 — General and administrative (3) 22,383 3,266 36,438 12,314 Total expenses 110,405 53,414 299,608 157,705 Operating income (loss) (4,303) 16,765 23,296 51,657 Dividend income 304 304 912 911 Unrealized gain on equity securities (4) 17,425 — 40,677 — Interest income 140 1,715 405 1,843 Interest expense (including net amortization of debt premiums and discounts and debt issuance costs of $893, $990, $2,749 and $2,605, respectively) (23,374) (16,055) (69,444) (43,599) Loss on early extinguishment of debt — (1,715) — (1,715) Income (loss) from continuing operations before income taxes, equity in net earnings (losses) of investees and gain on sale of real estate (9,808) 1,014 (4,154) 9,097 Income tax expense (9) (22) (124) (65) Equity in net earnings (losses) of investees 94 31 (1,112) 533 Income (loss) from continuing operations (9,723) 1,023 (5,390) 9,565 Income from discontinued operations (5) 9,274 9,966 23,872 20,516 Income (loss) before gain on sale of real estate (449) 10,989 18,482 30,081 Gain on sale of real estate (6) — — 17,329 — Net income (loss) (449) 10,989 35,811 30,081 Preferred units of limited partnership distributions — — (371) — Net income (loss) available for common shareholders $ (449) $ 10,989 $ 35,440 $ 30,081 Weighted average common shares outstanding (basic) 99,071 96,883 99,055 79,778 Weighted average common shares outstanding (diluted) 99,071 96,958 99,075 79,852 Per common share amounts (basic and diluted): Income (loss) from continuing operations $ (0.10) $ 0.01 $ 0.12 $ 0.12 Income from discontinued operations $ 0.09 $ 0.10 $ 0.24 $ 0.26 Net income (loss) available for common shareholders $ 0.00 $ 0.11 $ 0.36 $ 0.38 Additional Data: General and administrative expenses / total assets (at end of period) 0.64% 0.09% 1.05% 0.35% Non-cash straight line rent adjustments (7) $ 1,990 $ 711 $ 7,825 $ 3,115 Lease value amortization included in rental income (7) $ (773) $ (619) $ (2,361) $ (1,863) Non-cash amortization included in other operating expenses (8) $ 121 $ 121 $ 363 $ 363 CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) STATEMENTS CONDENSED CONSOLIDATED Non-cash amortization included in general and administrative expenses (8) $ 151 $ 151 $ 452 $ 452 See Notes to Condensed Consolidated Statements of Income (Loss) on page 13. Government Properties Income Trust 12 Supplemental Operating and Financial Data, September 30, 2018

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (dollars and share amounts in thousands, except per share data) (1) Loss on impairment of real estate for the nine months ended September 30, 2018 represents an adjustment of $6,116 in the three months ended March 31, 2018 to reduce the carrying value of three properties (three buildings) to their estimated fair value less costs to sell, an adjustment of $322 to increase the carrying value of one property (one building) removed from held for sale status to its estimated fair value in the three months ended June 30, 2018 and an adjustment of $6 to reduce the carrying value of one property (one building) to its estimated fair value less costs to sell in the three months ended June 30, 2018. Loss on impairment of real estate for the three and nine months ended September 30, 2017 represents an adjustment of $230 to reduce the carrying value of one property (one building) to its estimated fair value. (2) Acquisition and transaction related costs for the three and nine months ended September 30, 2018 include costs incurred in connection with our pending Merger with SIR and related transactions. (3) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in our condensed consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net income (loss) includes $16,236 of estimated business management incentive fee expense and the reversal of $893 of previously accrued estimated business management incentive fee expense for the three months ended September 30, 2018 and 2017, respectively. Net income includes $16,973 of estimated business management incentive fee expense in the nine months ended September 30, 2018. No estimated business management incentive fees were included in net income for the nine months ended September 30, 2017. (4) Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of our investment in RMR Inc. common stock to its fair value as of September 30, 2018 in accordance with new GAAP standards effective January 1, 2018. (5) Income from discontinued operations includes operating results related to our equity method investment in SIR. We sold our entire investment in SIR in October 2018 and reclassified the related operating results of this equity method investment to discontinued operations for all periods presented. Income from discontinued operations for the 2017 periods also includes the operating results for one property (one building) that we sold in August 2017. (6) We recorded a $17,329 gain on sale of real estate in the nine months ended September 30, 2018 in connection with the sale of one property (one building) in May 2018. (7) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities. (8) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees and property management fees expense, which are included in general and administrative and other operating expenses, respectively. Government Properties Income Trust 13 Supplemental Operating and Financial Data, September 30, 2018 NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) STATEMENTS CONDENSED CONSOLIDATED NOTES TO

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (dollar amounts in thousands) For the Nine Months Ended September 30, 2018 2017 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 35,811 $ 30,081 Adjustments to reconcile net income to cash provided by operating activities: Depreciation 51,121 35,460 Net amortization of debt premiums and discounts and debt issuance costs 2,749 2,605 Gain on sale of real estate (17,329) — Loss on early extinguishment of debt — 1,715 Straight line rental income (7,825) (3,115) Amortization of acquired real estate leases 77,434 25,592 Amortization of deferred leasing costs 3,524 2,790 Other non-cash expenses, net 189 352 Loss on impairment of real estate 5,800 230 Unrealized gain on equity securities (40,677) — Increase in carrying value of asset held for sale — (619) Equity in net (earnings) losses of investees 1,112 (533) Equity in earnings of Select Income REIT included in discontinued operations (23,843) (20,271) Net gain on issuance of shares by Select Income REIT included in discontinued operations (29) (72) Distributions of earnings from Select Income REIT 23,843 20,271 Change in assets and liabilities: Deferred leasing costs (5,937) (2,846) Rents receivable 7,535 3,839 Other assets (1,393) (7,045) Accounts payable and other liabilities (10,361) 6,703 Due to related persons 18,441 777 Net cash provided by operating activities 120,165 95,914 CASH FLOWS FROM INVESTING ACTIVITIES: Real estate acquisitions and deposits — (666,202) Real estate improvements (32,625) (29,377) Distributions in excess of earnings from Select Income REIT 14,281 17,854 Distributions in excess of earnings from unconsolidated joint ventures 3,046 — Proceeds from sale of properties, net 142,189 13,198 Net cash provided by (used in) investing activities 126,891 (664,527) CASH FLOWS FROM FINANCING ACTIVITIES: Repayment of mortgage notes payable (2,732) (1,150) Proceeds from issuance of senior notes, after discounts — 297,954 Proceeds from issuance of common shares, net — 493,936 Borrowings on unsecured revolving credit facility 95,000 610,000 Repayments on unsecured revolving credit facility (198,000) (205,000) Payment of debt issuance costs — (2,551) Repurchase of common shares (232) (255) Redemption of preferred units of limited partnership (20,221) — Preferred units of limited partnership distributions (646) — Distributions to common shareholders (127,907) (102,576) Net cash (used in) provided by financing activities (254,738) 1,090,358 Increase (decrease) in cash and cash equivalents and restricted cash (7,682) 521,745 Cash and cash equivalents and restricted cash at beginning of period 19,680 30,471 Cash and cash equivalents and restricted cash at end of period $ 11,998 $ 552,216 Supplemental cash flow information: Interest paid $ 72,651 $ 42,019 Income taxes paid $ 44 $ 100 Supplemental disclosure of cash and cash equivalents and restricted cash The following table provides a reconciliation of cash and cash equivalents and restricted cash amounts reported within the CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS STATEMENTS CONDENSED CONSOLIDATED condensed consolidated balance sheets to the total amount reported in the condensed consolidated statements of cash flows: As of September 30, 2018 2017 Cash and cash equivalents $ 9,644 $ 551,707 Restricted cash 2,354 509 Total cash and cash equivalents and restricted cash reported in the statements of cash flows $ 11,998 $ 552,216 Government Properties Income Trust 14 Supplemental Operating and Financial Data, September 30, 2018

DEBT SUMMARY

DEBT SUMMARY (1)

As of September 30, 2018
(dollars in thousands)

	Coupon Rate (2)	Interest Rate (3)	Principal Balance (4)	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 unsecured revolving credit facility (5) (8)	3.417%	3.417%	$ 467,000	1/31/2019	$ 467,000	0.3
$300,000 unsecured term loan (6) (8)	3.642%	3.642%	300,000	3/31/2020	300,000	1.5
$250,000 unsecured term loan (7) (8)	4.042%	4.042%	250,000	3/31/2022	250,000	3.5
Subtotal / weighted average	3.637%	3.637%	1,017,000		1,017,000	1.4
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2019	3.750%	3.930%	350,000	8/15/2019	350,000	0.9
Senior unsecured notes due 2022	4.000%	4.000%	300,000	7/15/2022	300,000	3.8
Senior unsecured notes due 2046	5.875%	5.875%	310,000	5/1/2046	310,000	27.6
Subtotal / weighted average	4.514%	4.580%	960,000		960,000	10.4
Secured Fixed Rate Debt:						
Mortgage debt - One building in Tampa, FL	7.000%	5.150%	8,012	3/1/2019	7,890	0.4
Mortgage debt - One building in Washington, DC	5.720%	3.690%	33,900	7/1/2020	32,462	1.8
Mortgage debt - One building in Chesapeake, VA (9)	4.260%	4.190%	3,032	11/1/2020	2,635	2.1
Mortgage debt - One building in Lakewood, CO	8.150%	6.150%	3,204	3/1/2021	118	2.4
Mortgage debt - One building in Fairfax, VA	5.877%	5.877%	13,503	8/11/2021	12,702	2.9
Mortgage debt - One building in Washington, DC	4.220%	4.190%	27,378	7/1/2022	24,668	3.8
Mortgage debt - One building in Washington, DC	4.800%	4.190%	24,607	6/1/2023	22,584	4.7
Mortgage debt - One building in Washington, DC	4.050%	4.440%	66,780	9/1/2030	60,566	11.9
Subtotal / weighted average	4.836%	4.392%	180,416		163,625	6.3
Total / weighted average	4.128%	4.120%	$ 2,157,416		$ 2,140,625	5.8

(1) The data presented exclude two mortgage notes with an aggregate principal balance of $82,000, which are secured by two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for additional information regarding these unconsolidated joint ventures and related mortgage notes.
(2) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(3) Includes the effect of mark to market accounting for certain mortgages and premiums or discounts on senior unsecured notes. Excludes the effect of debt issuance cost amortization.
(4) Principal balances exclude unamortized premiums, discounts and issuance costs related to these debts. The carrying value of our total consolidated debt of $2,141,186 as of September 30, 2018 is net of unamortized premiums and discounts and certain issuance costs totaling $16,230.
(5) We are required to pay interest on borrowings under our $750,000 revolving credit facility at an annual rate of LIBOR plus a premium of 125 basis points. We also pay a facility fee of 25 basis points per annum on the total amount of lending commitments. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The coupon rate and interest rate listed above are as of September 30, 2018. Subject to meeting certain conditions and payment of a fee, we may extend the maturity date to January 31, 2020.
(6) We are required to pay interest on the amounts outstanding under our $300,000 term loan at an annual rate of LIBOR plus a premium of 140 basis points, subject to adjustment based on changes to our credit ratings. The coupon rate and interest rate listed above are as of September 30, 2018. Our $300,000 term loan is prepayable without penalty at any time.
(7) We are required to pay interest on the amounts outstanding under our $250,000 term loan at an annual rate of LIBOR plus a premium of 180 basis points, subject to adjustment based on changes to our credit ratings. The coupon rate and interest rate listed above are as of September 30, 2018. Our $250,000 term loan is prepayable without penalty at any time.
(8) The maximum aggregate borrowing availability under the credit agreement governing our revolving credit facility and term loans may be increased to up to $2,500,000 on a combined basis in certain circumstances.
(9) Secured by one property (one building) that is held for sale at September 30, 2018.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
15

DEBT MATURITY SCHEDULE

DEBT MATURITY SCHEDULE (1)

As of September 30, 2018
(dollars in thousands)

Year	Unsecured Floating Rate Debt (2)		Unsecured Fixed Rate Debt (2)	Secured Fixed Rate Debt (2)		Total (3)
2018	$ —		$ —	$ 940		$ 940
2019	467,000	(4)	350,000	11,541		828,541
2020	300,000	(5)	—	38,433	(7)	338,433
2021	—		—	14,420		14,420
2022	250,000	(6)	300,000	25,518		575,518
2023	—		—	22,784		22,784
2030	—		—	66,780		66,780
2046	—		310,000	—		310,000
Total	$ 1,017,000		$ 960,000	$ 180,416		$ 2,157,416
Percent of total debt	47.1%		44.5%	8.4%		100.0%

(1) The data presented exclude two mortgage notes with an aggregate principal balance of $82,000, which are secured by two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for additional information regarding these unconsolidated joint ventures and related mortgage notes.
(2) Principal balances are the amounts actually payable pursuant to the applicable agreements. Our carrying values may differ from these amounts because of the effect of unamortized premiums and discounts and certain issuance costs related to these debts.
(3) The carrying value of our total consolidated debt of $2,141,186 as of September 30, 2018 is net of unamortized premiums and discounts and certain issuance costs totaling $16,230.
(4) Represents amounts outstanding under our $750,000 revolving credit facility at September 30, 2018. Subject to meeting certain conditions and payment of a fee, we may extend the maturity date of our revolving credit facility by one year to January 31, 2020.
(5) Represents the outstanding balance of our $300,000 term loan at September 30, 2018. We may prepay this term loan without penalty at any time.
(6) Represents the outstanding balance of our $250,000 term loan at September 30, 2018. We may prepay this term loan without penalty at any time.
(7) Includes mortgage note secured by one property (one building) that is held for sale at September 30, 2018.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
16

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and for the Three Months Ended				
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Leverage Ratios:					
Total consolidated debt (1) / total gross assets (2)	56.1%	55.4%	56.4%	55.9%	54.3%
Total consolidated debt (1) / total gross assets (2) with SIR common shares at market value (3)	54.7%	54.0%	56.1%	53.8%	52.8%
Total consolidated debt (1) / total market capitalization (4)	65.8%	57.7%	62.6%	55.2%	53.0%
Consolidated secured debt (1) / total assets	5.2%	5.2%	5.0%	4.9%	0.7%
Variable rate debt (1) / total consolidated debt (1)	47.1%	46.7%	49.5%	49.5%	53.1%
Coverage Ratios:					
Adjusted EBITDA (5) / interest expense	3.1x	3.3x	3.2x	3.4x	3.2x
Total consolidated debt (1) / Annualized Adjusted EBITDA (5)	7.3x	7.0x	7.7x	7.7x	10.1x
Public Debt Covenants:					
Total debt / adjusted total assets (6) - allowable maximum 60.0%	52.1%	51.9%	54.7%	52.8%	51.5%
Secured debt / adjusted total assets (6) - allowable maximum 40.0%	4.4%	4.4%	4.4%	4.2%	0.7%
Consolidated income available for debt service (7) / debt service - required minimum 1.50x	2.3x	3.4x	3.2x	3.4x	3.9x
Total unencumbered assets (6) to unsecured debt - required minimum 150.0%	184.0%	184.9%	174.8%	181.9%	193.7%

(1) Debt amounts represent the principal balance as of the date reported. The carrying value of our total consolidated debt of $2,141,186 as of September 30, 2018 is net of unamortized premiums and discounts and certain issuance costs totaling $16,230. Total consolidated debt excludes two mortgage notes with an aggregate principal balance of $82,000, which are secured by two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures and related mortgage notes.
(2) Total gross assets is total assets plus accumulated depreciation.
(3) As of September 30, 2018, we owned 24,918,421 common shares of SIR. The closing price of SIR's common shares on The Nasdaq Stock Market LLC on September 30, 2018 was $21.94 per share. On October 9, 2018, we sold all our entire investment in SIR in a public offering.
(4) Total market capitalization is total consolidated debt plus the market value of our common shares at the end of each period.
(5) See page 23 for the calculation of Adjusted EBITDA and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.
(6) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and the lower of cost or market value of our investment in SIR and exclude depreciation and amortization, accounts receivable and intangible assets.
(7) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of properties, gains or losses on equity issuance by SIR and equity earnings in SIR and including distributions received from SIR and our unconsolidated joint ventures, if any, determined together with debt service for the period presented.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
17

SUMMARY OF CAPITAL EXPENDITURES

SUMMARY OF CAPITAL EXPENDITURES (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	For the Three Months Ended				
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Tenant improvements (2)	$ 2,293	$ 3,854	$ 2,843	$ 9,358	$ 3,213
Leasing costs (3)	1,831	1,626	1,986	1,745	1,993
Building improvements (4)	6,707	4,048	2,707	6,552	2,640
Recurring capital expenditures	10,831	9,528	7,536	17,655	7,846
Development, redevelopment and other activities (5)	664	734	1,416	5,191	3,132
Total capital expenditures	$ 11,495	$ 10,262	$ 8,952	$ 22,846	$ 10,978
Average sq. ft. during period (6)	17,046	17,189	17,416	17,443	11,516
Building improvements per average sq. ft. during period	$ 0.39	$ 0.24	$ 0.16	$ 0.38	$ 0.23

(1) The data presented exclude capital expenditures of two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for additional information regarding these unconsolidated joint ventures.
(2) Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space.
(3) Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements.
(4) Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.
(5) Development, redevelopment and other activities generally include (i) capital expenditures that are identified at the time of a property acquisition and incurred within a short time period after acquiring the property, and (ii) capital expenditure projects that reposition a property or result in new sources of revenue.
(6) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
18

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2018 (dollars and sq. ft. in thousands, except per sq. ft. data) Acquisitions: We have not acquired any properties since January 1, 2018. Dispositions: Date Number of Number of Sale Sold City and State Properties Buildings Sq. Ft. Price (1) 3/2/2018 Minneapolis, MN 1 1 194 $ 20,000 5/15/2018 New York, NY 1 1 187 118,500 5/30/2018 Sacramento, CA 1 1 111 10,755 Total / Weighted Average 3 3 492 $ 149,255 (1) Represents the gross contract sales price plus purchase price adjustments, if any, excluding closing costs. PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2018 SINCE JANUARY AND DISPOSITION INFORMATION ACQUISITION PROPERTY Government Properties Income Trust 19 Supplemental Operating and Financial Data, September 30, 2018

INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

(dollars in thousands)

Unconsolidated Joint Ventures:	GOV Ownership	GOV Investment at September 30, 2018	Property Type	Number of Buildings	Location	Square Feet	Percent Leased at September 30, 2018	Weighted Average Lease Term (1)
Prosperity Metro Plaza	51%	$ 24,821	Office	2	Fairfax, VA	328,456	86.3%	4.4 years
1750 H Street, NW	50%	20,340	Office	1	Washington, DC	115,411	100.0%	2.6 years
Total / Weighted Average		$ 45,161		3		443,867	89.9%	3.6 years

Outstanding Unconsolidated Debt:	GOV Ownership	Interest Rate (2)	Principal Balance at September 30, 2018 (3)	Annualized Debt Service	Maturity Date	Balance at Maturity (3)	GOV Share of Principal Balance (4)
Prosperity Metro Plaza (5)	51%	4.090%	$ 50,000	$ 2,045	12/1/2029	$ 45,246	$ 25,500
1750 H Street, NW	50%	3.690%	32,000	1,181	8/1/2024	32,000	16,000
Total / Weighted Average		3.934%	$ 82,000	$ 3,226		$ 77,246	$ 41,500

Results of Operations - Unconsolidated Joint Ventures: (6)	For the Three Months Ended September 30, 2018			For the Nine Months Ended September 30, 2018		
	Prosperity Metro Plaza	1750 H Street, NW	Total	Prosperity Metro Plaza	1750 H Street, NW	Total
Equity in losses of affiliates	$ (509)	$ (229)	$ (738)	$ (1,223)	$ (771)	$ (1,994)
Depreciation and amortization	1,252	661	1,913	4,300	1,983	6,283
Other expenses, net (7)	250	155	405	756	515	1,271
NOI (8)	993	587	1,580	3,833	1,727	5,560
Lease value amortization included in rental income (9)	(13)	34	21	(40)	169	129
Non-cash straight-line rent adjustments included in rental income (9)	(9)	(17)	(26)	(32)	(67)	(99)
Cash Basis NOI (8)	$ 971	$ 604	$ 1,575	$ 3,761	$ 1,829	$ 5,590
Distributions received by GOV	$ 338	$ 475	$ 813	$ 1,843	$ 1,203	$ 3,046

(1) Lease term is weighted based on annualized rental income. Annualized rental income is calculated using the annualized contractual base rents from the unconsolidated joint ventures' tenants pursuant to the lease agreements as of September 30, 2018, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to the joint ventures, and excluding lease value amortization.
(2) Includes the effect of interest rate protection and mark to market accounting.
(3) Reflects the entire balance of the debt secured by the properties and is not adjusted to reflect the part of the joint venture arrangement interests we do not own.
(4) Reflects our proportionate share of the principal debt balances based on our ownership percentage of the applicable joint venture; none of the debt is recourse to us.
(5) The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.
(6) Reflects our proportionate share of operating results for the three and nine months ended September 30, 2018 based on our ownership percentage of the respective joint ventures.
(7) Includes interest expense, net of other income.
(8) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of NOI and Cash Basis NOI.
(9) Our unconsolidated joint ventures report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to the unconsolidated joint ventures by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
20

CALCULATION OF CONSOLIDATED PROPERTY NET OPERATING INCOME (NOI) AND CONSOLIDATED PROPERTY CASH BASIS NOI

CALCULATION OF CONSOLIDATED PROPERTY NET OPERATING INCOME (NOI) AND CONSOLIDATED PROPERTY CASH BASIS NOI [1]

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI: [2]							
Rental income [3]	$ 106,102	$ 108,085	$ 108,717	$ 107,170	$ 70,179	$ 322,904	$ 209,362
Property operating expenses	(41,640)	(39,982)	(42,491)	(41,077)	(29,137)	(124,113)	(83,212)
Consolidated Property NOI	64,462	68,103	66,226	66,093	41,042	198,791	126,150
Non-cash straight line rent adjustments included in rental income [3]	(1,990)	(2,744)	(3,091)	(2,467)	(711)	(7,825)	(3,115)
Lease value amortization included in rental income [3]	773	753	835	901	619	2,361	1,863
Non-cash amortization included in property operating expenses [4]	(121)	(121)	(121)	(121)	(121)	(363)	(363)
Consolidated Property Cash Basis NOI	$ 63,124	$ 65,991	$ 63,849	$ 64,406	$ 40,829	$ 192,964	$ 124,535
Reconciliation of Net Income (Loss) Available for Common Shareholders to Consolidated NOI and Consolidated Property Cash Basis NOI:							
Net income (loss) available for common shareholders	$ (449)	$ 29,602	$ 6,287	$ (18,266)	$ 10,989	$ 35,440	$ 30,081
Preferred units of limited partnership distributions	—	93	278	275	—	371	—
Net income (loss)	(449)	29,695	6,565	(17,991)	10,989	35,811	30,081
Gain on sale of real estate	—	(17,329)	—	—	—	(17,329)	—
Income (loss) before gain on sale of real estate	(449)	12,366	6,565	(17,991)	10,989	18,482	30,081
Income from discontinued operations	(9,274)	(4,309)	(10,289)	(1,313)	(9,966)	(23,872)	(20,516)
Income (loss) from continuing operations	(9,723)	8,057	(3,724)	(19,304)	1,023	(5,390)	9,565
Equity in net (earnings) losses of investees	(94)	629	577	546	(31)	1,112	(533)
Income tax expense	9	83	32	36	22	124	65
Loss on early extinguishment of debt	—	—	—	—	1,715	—	1,715
Interest expense	23,374	23,304	22,766	21,807	16,055	69,444	43,599
Interest income	(140)	(149)	(116)	(119)	(1,715)	(405)	(1,843)
Unrealized gain on equity securities	(17,425)	(10,321)	(12,931)	—	—	(40,677)	—
Dividend income	(304)	(304)	(304)	(304)	(304)	(912)	(911)
Operating income (loss)	(4,303)	21,299	6,300	2,662	16,765	23,296	51,657
General and administrative	22,383	4,449	9,606	6,532	3,266	36,438	12,314
Acquisition and transaction related costs	3,813	—	—	—	—	3,813	—
Loss on impairment of real estate	—	(316)	6,116	9,260	230	5,800	230
Depreciation and amortization	42,569	42,671	44,204	47,639	20,781	129,444	61,949
Consolidated Property NOI	64,462	68,103	66,226	66,093	41,042	198,791	126,150
Non-cash amortization included in property operating expenses [4]	(121)	(121)	(121)	(121)	(121)	(363)	(363)
Lease value amortization included in rental income [3]	773	753	835	901	619	2,361	1,863
Non-cash straight line rent adjustments included in rental income [3]	(1,990)	(2,744)	(3,091)	(2,467)	(711)	(7,825)	(3,115)
Consolidated Property Cash Basis NOI	$ 63,124	$ 65,991	$ 63,849	$ 64,406	$ 40,829	$ 192,964	$ 124,535

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of Consolidated Property NOI and Consolidated Property Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures. The data presented exclude two properties (three buildings) owned by our two unconsolidated joint ventures.
(2) Excludes one property (one building) classified as discontinued operations which we sold on August 31, 2017.
(3) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
21

CALCULATION OF SAME PROPERTY NOI AND CASH BASIS NOI (1) (dollars in thousands) For the Three Months Ended (2) For the Nine Months Ended (3) 9/30/2018 9/30/2017 9/30/2018 9/30/2017 Reconciliation of Consolidated Property NOI to Same Property NOI: Rental income $ 106,102 $ 70,179 $ 322,904 $ 209,362 Property operating expenses (41,640) (29,137) (124,113) (83,212) Consolidated Property NOI 64,462 41,042 198,791 126,150 Less: NOI of properties not included in same property results (25,537) (2,340) (79,280) (8,124) Same property NOI $ 38,925 $ 38,702 $ 119,511 $ 118,026 Calculation of Same Property Cash Basis NOI: Same property NOI $ 38,925 $ 38,702 $ 119,511 $ 118,026 Add: Lease value amortization included in rental income (4) 496 525 1,454 1,592 Less: Non-cash straight line rent adjustments included in rental income (4) (284) (867) (1,599) (3,289) Non-cash amortization included in property operating expenses (5) (121) (115) (359) (345) Same property Cash Basis NOI $ 39,016 $ 38,245 $ 119,007 $ 115,984 (1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of Consolidated Property NOI and Consolidated Property Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures. (2) Based on consolidated properties we owned as of September 30, 2018 and which we owned continuously since July 1, 2017. (3) Based on consolidated properties we owned as of September 30, 2018 and which we owned continuously since January 1, 2017. (4) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities. (5) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses. CALCULATION OF SAME PROPERTY NOI AND CASH BASIS NOI NOI OF SAME PROPERTY CALCULATION Government Properties Income Trust 22 Supplemental Operating and Financial Data, September 30, 2018

CALCULATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION OF EBITDA AND ADJUSTED EBITDA (1)

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Net income (loss)	$ (449)	$ 29,695	$ 6,565	$ (17,991)	$ 10,989	$ 35,811	$ 30,081
Add: Interest expense	23,374	23,304	22,766	21,807	16,055	69,444	43,599
Income tax expense	9	83	32	36	22	124	65
Depreciation and amortization	42,569	42,671	44,204	47,639	20,781	129,444	61,949
EBITDA	65,503	95,753	73,567	51,491	47,847	234,823	135,694
Add (less): Acquisition and transaction related costs (2)	3,813	—	—	—	—	3,813	—
General and administrative expense paid in common shares (3)	461	604	(62)	209	432	1,003	1,168
Estimated business management incentive fees (4)	16,236	(2,150)	2,887	—	(893)	16,973	—
Increase in carrying value of property included in discontinued operations	—	—	—	—	(619)	—	(619)
Loss on impairment of real estate	—	(316)	6,116	9,260	230	5,800	230
Distributions received from SIR	12,708	12,708	12,708	12,708	12,708	38,124	38,125
Distributions received from unconsolidated joint ventures	813	1,410	823	482	—	3,046	—
Loss on early extinguishment of debt	—	—	—	—	1,715	—	1,715
Equity in earnings of SIR included in discontinued operations	(9,253)	(4,301)	(10,289)	(1,313)	(9,453)	(23,843)	(20,271)
Equity in losses of unconsolidated joint ventures	738	636	620	621	—	1,994	—
Net gain on issuance of shares by SIR included in discontinued operations	(21)	(8)	—	—	(51)	(29)	(72)
Gain on sale of real estate	—	(17,329)	—	—	—	(17,329)	—
Unrealized gain on equity securities (5)	(17,425)	(10,321)	(12,931)	—	—	(40,677)	—
Adjusted EBITDA	$ 73,573	$ 76,686	$ 73,439	$ 73,458	$ 51,916	$ 223,698	$ 155,970

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures.
(2) Acquisition and transaction related costs for the three and nine months ended September 30, 2018 include costs incurred in connection with our pending Merger with SIR and related transactions.
(3) Amounts represent equity compensation awarded to our trustees, officers and certain other employees of RMR LLC.
(4) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include such expense in the calculation of Adjusted EBITDA until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.
(5) Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of our investment in RMR Inc. common shares to its fair value as of the end of the period in accordance with new GAAP standards effective January 1, 2018.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
23

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS (1)

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Net income (loss) available for common shareholders	$ (449)	$ 29,602	$ 6,287	$ (18,266)	$ 10,989	$ 35,440	$ 30,081
Add (less): Depreciation and amortization:							
Consolidated properties	42,569	42,671	44,204	47,639	20,781	129,444	61,949
Unconsolidated joint venture properties	1,913	2,185	2,185	2,185	—	6,283	—
FFO attributable to SIR investment	19,012	12,414	18,488	10,297	18,429	49,914	47,982
Loss on impairment of real estate	—	(316)	6,116	9,260	230	5,800	230
Equity in earnings of SIR included in discontinued operations	(9,253)	(4,301)	(10,289)	(1,313)	(9,453)	(23,843)	(20,271)
Increase in carrying value of property included in discontinued operations	—	—	—	—	(619)	—	(619)
Gain on sale of real estate	—	(17,329)	—	—	—	(17,329)	—
FFO available for common shareholders	53,792	64,926	66,991	49,802	40,357	185,709	119,352
Add (less): Acquisition and transaction related costs (2)	3,813	—	—	—	—	3,813	—
Loss on early extinguishment of debt	—	—	—	—	1,715	—	1,715
Normalized FFO attributable to SIR investment	15,584	11,292	15,606	9,680	16,903	42,482	48,900
FFO attributable to SIR investment	(19,012)	(12,414)	(18,488)	(10,297)	(18,429)	(49,914)	(47,982)
Net gain on issuance of shares by SIR included in discontinued operations	(21)	(8)	—	—	(51)	(29)	(72)
Estimated business management incentive fees (3)	16,236	(2,150)	2,887	—	(893)	16,973	—
Unrealized gain on equity securities (4)	(17,425)	(10,321)	(12,931)	—	—	(40,677)	—
Normalized FFO available for common shareholders	$ 52,967	$ 51,325	$ 54,065	$ 49,185	$ 39,602	$ 158,357	$ 121,913
Weighted average common shares outstanding (basic)	99,071	99,051	99,041	99,040	96,883	99,055	79,778
Weighted average common shares outstanding (diluted)	99,071	99,064	99,049	99,040	96,958	99,075	79,852
Per common share amounts:							
Net income (loss) available for common shareholders	$ 0.00	$ 0.30	$ 0.06	$ (0.18)	$ 0.11	$ 0.36	$ 0.38
FFO available for common shareholders (basic)	$ 0.54	$ 0.66	$ 0.68	$ 0.50	$ 0.42	$ 1.87	$ 1.50
FFO available for common shareholders (diluted)	$ 0.54	$ 0.66	$ 0.68	$ 0.50	$ 0.42	$ 1.87	$ 1.49
Normalized FFO available for common shareholders (basic and diluted)	$ 0.53	$ 0.52	$ 0.55	$ 0.50	$ 0.41	$ 1.60	$ 1.53

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of FFO available for common shareholders and Normalized FFO available for common shareholders, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Acquisition and transaction related costs for the three and nine months ended September 30, 2018 include costs incurred in connection with our pending Merger with SIR and related transactions.

(3) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income (loss) available for common shareholders in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss) available for common shareholders, we do not include such expense in the calculation of Normalized FFO available for common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

(4) Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of our investment in RMR Inc. common shares to its fair value as of the end of the period in accordance with new GAAP standards effective January 1, 2018.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
24

DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES Definition of Consolidated Property NOI and Consolidated Property Cash Basis NOI We calculate Consolidated Property NOI and Consolidated Property Cash Basis NOI as shown on page 21. The calculations of Consolidated Property NOI and Consolidated Property Cash Basis NOI exclude certain components of net income (loss) available for common shareholders in order to provide results that are more closely related to our consolidated property level results of operations. We define Consolidated Property NOI as consolidated income from our rental of real estate less our consolidated property operating expenses. Consolidated Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization. We define Consolidated Property Cash Basis NOI as Consolidated Property NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. We consider Consolidated Property NOI and Consolidated Property Cash Basis NOI to be appropriate supplemental measures to net income (loss) available for common shareholders because they may help both investors and management to understand the operations of our consolidated properties. We use Consolidated Property NOI and Consolidated Property Cash Basis NOI to evaluate individual and company wide consolidated property level performance, and we believe that Consolidated Property NOI and Consolidated Property Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Consolidated Property NOI and Consolidated Property Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available for common shareholders or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss), net income (loss) available for common shareholders and operating income as presented in our Condensed Consolidated Statements of Income (Loss). Other real estate companies and REITs may calculate Consolidated Property NOI and Consolidated Property Cash Basis NOI differently than we do. In addition, we present our proportionate share of NOI and Cash Basis NOI from our unconsolidated joint ventures. We provide a reconciliation of NOI and Cash Basis NOI from unconsolidated joint ventures to equity in losses from affiliates on page 20. Definition of EBITDA and Adjusted EBITDA We calculate EBITDA and Adjusted EBITDA as shown on page 23. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income (loss) and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available to common shareholders or operating income as indicators of operating performance or as measures of GOV’s liquidity. These measures should be considered in conjunction with net income, net income (loss) available to common shareholders and operating income as presented in our Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than we do. Definition of FFO and Normalized FFO We calculate FFO available for common shareholders and Normalized FFO available for common shareholders as shown on page 24. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) available for common shareholders calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and our proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties and the difference between FFO attributable to an equity investment and equity in earnings of SIR included in discontinued operations but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO available for common shareholders differs from Nareit's definition of FFO available for common NON-GAAP FINANCIAL MEASURES DEFINITIONS FINANCIAL NON-GAAP shareholders because we include SIR's Normalized FFO attributable to our equity investment in SIR (net of FFO attributable to our equity investment in SIR) included in discontinued operations, we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and we exclude acquisition and transaction related costs, losses on early extinguishment of debt, gains on issuance of shares by SIR included in discontinued operations, and unrealized gains and losses on equity securities. We consider FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss), net income (loss) available for our common shareholders and operating income. We believe that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of our operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available for common shareholders or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss), net income (loss) available for common shareholders and operating income as presented in our Condensed Consolidated Statements of Income (Loss). Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than we do. Government Properties Income Trust 25 Supplemental Operating and Financial Data, September 30, 2018

PORTFOLIO INFORMATION Stevens Center, Richland, WA Square Feet:Government 140,152 Properties Income Trust 26 Agency Occupant:Supplement alDepartment Operating and of FinancialEnergy Data, September 30, 2018

PORTFOLIO SUMMARY

PORTFOLIO SUMMARY (1)

As of September 30, 2018

	Number of Properties	Number of Buildings	Sq. Ft. (2)	% Sq. Ft.	% Leased (3)	% of Total Sq. Ft. Leased	% Rental Income Three Months Ended 9/30/2018	% Consolidated Property NOI Three Months Ended 9/30/2018 (4)	% Consolidated Property Cash Basis NOI Three Months Ended 9/30/2018 (4)
Properties majority leased to the U.S. Government	49	64	7,846,930	46.0%	96.3%	47.5%	47.1%	49.5%	50.3%
Properties majority leased to state governments	20	27	3,017,767	17.7%	94.7%	18.0%	17.6%	14.8%	15.3%
Properties majority leased to other government tenants	2	2	259,418	1.5%	94.4%	1.5%	1.5%	0.9%	0.9%
Properties majority leased to government contractor tenants	2	4	463,019	2.7%	98.8%	2.9%	3.4%	3.6%	3.9%
Properties majority leased to other tenants	30	65	5,337,919	31.3%	89.6%	30.1%	30.4%	31.2%	29.6%
Other properties (currently vacant)	2	2	120,898	0.8%	—%	—%	—%	—%	—%
Total / Average	105	164	17,045,951	100.0%	93.3%	100.0%	100.0%	100.0%	100.0%

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures.
(2) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.
(3) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(4) See Page 21 for the calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
27

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS – THIRD QUARTER

(dollars and sq. ft. in thousands)

	Summary Consolidated Results (1) For the Three Months Ended		Summary Same Property Results (2) For the Three Months Ended	
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
Consolidated properties (end of period)	105	74	70	70
Total sq. ft. (3)	17,046	11,517	11,017	10,997
Percent leased (4)	93.3%	95.0%	94.6%	95.4%
Rental income (5)	$ 106,102	$ 70,179	$ 66,559	$ 66,056
Consolidated Property NOI (6)	$ 64,462	$ 41,042	$ 38,925	$ 38,702
Consolidated Property Cash Basis NOI (6)	$ 63,124	$ 40,829	$ 39,016	$ 38,245
Consolidated Property NOI % margin (7)	60.8%	58.5%	58.5%	58.6%
Consolidated Property Cash Basis NOI % margin (7)	60.2%	58.3%	58.4%	58.2%
Consolidated Property NOI % change	57.1%	—	0.6%	—
Consolidated Property Cash Basis NOI % change	54.6%	—	2.0%	—

(1) Based on consolidated properties we owned as of September 30, 2018 and September 30, 2017, respectively, excluding two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests.
(2) Based on consolidated properties we owned as of September 30, 2018 and which we owned continuously since July 1, 2017.
(3) Subject to changes when space is re-measured or re-configured for tenants.
(4) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(6) See page 21 for the calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts and see page 22 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.
(7) Consolidated Property NOI margin is defined as Consolidated Property NOI as a percentage of rental income. Consolidated Property Cash Basis NOI margin is defined as Consolidated Property Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, non-cash amortization included in property operating expenses and the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
28

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS – NINE MONTHS

(dollars and sq. ft. in thousands)

	Summary Consolidated Results (1) For the Nine Months Ended		Summary Same Property Results (2) For the Nine Months Ended	
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
Consolidated properties (end of period)	105	74	69	69
Total sq. ft. (3)	17,046	11,517	10,948	10,927
Percent leased (4)	93.3%	95.0%	94.6%	95.3%
Rental income (5)	$ 322,904	$ 209,362	$ 199,373	$ 195,817
Consolidated Property NOI (6)	$ 198,791	$ 126,150	$ 119,511	$ 118,026
Consolidated Property Cash Basis NOI (6)	$ 192,964	$ 124,535	$ 119,007	$ 115,984
Consolidated Property NOI % margin (7)	61.6%	60.3%	59.9%	60.3%
Consolidated Property Cash Basis NOI % margin (7)	60.8%	59.8%	59.7%	59.7%
Consolidated Property NOI % change	57.6%	—	1.3%	—
Consolidated Property Cash Basis NOI % change	54.9%	—	2.6%	—

(1) Based on consolidated properties we owned as of September 30, 2018 and September 30, 2017, excluding two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests.
(2) Based on consolidated properties we owned as of September 30, 2018 and which we owned continuously since January 1, 2017.
(3) Subject to changes when space is re-measured or re-configured for tenants.
(4) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(6) See page 21 for the calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts and see page 22 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.
(7) Consolidated Property NOI margin is defined as Consolidated Property NOI as a percentage of rental income. Consolidated Property Cash Basis NOI margin is defined as Consolidated Property Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, non-cash amortization included in property operating expenses and the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
29

OCCUPANCY AND LEASING SUMMARY

OCCUPANCY AND LEASING SUMMARY (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended				
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Consolidated Properties (end of period)	105	105	107	108	74
Total sq. ft. (2)	17,046	17,046	17,332	17,499	11,517
Percentage leased	93.3%	94.0%	94.4%	94.2%	95.0%
Leasing Activity (sq. ft.): (2)					
Government tenants	18	185	72	279	393
Non-government tenants	164	211	208	241	43
Total	182	396	280	520	436
% Change in GAAP Rent: (3)					
Government tenants	(8.0%)	4.1%	20.2%	8.0%	0.2%
Non-government tenants	0.3%	(4.6%)	1.2%	(4.0%)	(11.1%)
Total	(0.4%)	0.6%	4.9%	3.3%	(0.6%)
Leasing Cost and Concession Commitments: (4)					
Government tenants	$ 1,181	$ 2,951	$ 3,682	$ 1,942	$ 6,629
Non-government tenants	5,298	3,859	4,316	3,698	1,273
Total	$ 6,479	$ 6,810	$ 7,998	$ 5,640	$ 7,902
Leasing Cost and Concession Commitments per Sq. Ft.: (4)					
Government tenants	$ 65.21	$ 15.97	$ 51.13	$ 6.96	$ 16.86
Non-government tenants	$ 32.28	$ 18.24	$ 20.71	$ 15.33	$ 29.64
Total	$ 35.56	$ 17.18	$ 28.52	$ 10.84	$ 18.12
Weighted Average Lease Term by Sq. Ft. (years):					
Government tenants	19.7	8.6	8.2	5.5	8.5
Non-government tenants	6.8	4.1	4.6	4.7	7.2
Total	8.1	6.2	5.6	5.1	8.4
Leasing Cost and Concession Commitments per Sq. Ft. per Year: (4)					
Government tenants	$ 3.32	$ 1.87	$ 6.20	$ 1.25	$ 1.98
Non-government tenants	$ 4.76	$ 4.48	$ 4.47	$ 3.29	$ 4.10
Total	$ 4.41	$ 2.79	$ 5.13	$ 2.11	$ 2.16

(1) The data presented exclude one property (one building) classified as discontinued operations which we sold on August 31, 2017 and two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures.

(2) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.

(3) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.

(4) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.

The above leasing summary is based on leases entered during the periods indicated.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
30

LEASING ANALYSIS BY TENANT TYPE

LEASING ANALYSIS BY TENANT TYPE (1)

Tenant Type	Sq. Ft. Leased As of 6/30/2018 (2)	% of Sq. Ft. Leased as of 6/30/2018 (2)	Sq. Ft. During the Three Months Ended 9/30/2018: Leases Expired	Lease Renewals Executed	New Leases Executed	Net Acquisitions/ (Dispositions)	Sq. Ft. Leased As of 9/30/2018 (2)	% of Sq. Ft. Leased as of 9/30/2018 (2)
U.S. Government	7,164,642	44.7%	(16,677)	16,863	1,247	—	7,166,075	45.1%
State Government	2,509,391	15.7%	—	—	—	—	2,509,391	15.8%
Other Government	254,679	1.6%	—	—	—	—	254,679	1.6%
Government Contractor	992,225	6.2%	(19,434)	—	9,362	—	982,153	6.2%
Other Tenants	5,100,629	31.8%	(270,566)	80,807	73,941	—	4,984,811	31.3%
	16,021,566	100.0%	(306,677)	97,670	84,550	—	15,897,109	100.0%

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures.

(2) Rentable square footage leased is pursuant to leases existing as of the measurement date and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease, if any, as of the measurement date. Square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
31

TENANT LIST

TENANT LIST

As of September 30, 2018 (1)

	Tenant / Agency	Rentable Sq. Ft. (2)	% of Total Rentable Sq. Ft. (2)	% of Annualized Rental Income (3)
	U.S. Government:			
1	Citizenship and Immigration Services	448,607	2.6%	5.4%
2	Internal Revenue Service	1,041,806	6.1%	5.3%
3	U.S. Government (4)	406,388	2.4%	3.0%
4	Federal Bureau of Investigation	304,425	1.8%	2.2%
5	Bureau of Prisons	180,173	1.1%	2.1%
6	Centers for Disease Control	378,455	2.2%	2.1%
7	Department of Justice	239,597	1.4%	2.0%
8	Department of Veterans Affairs	265,764	1.6%	1.7%
9	General Services Administration	198,630	1.2%	1.7%
10	Bureau of Land Management	271,428	1.6%	1.6%
11	Defense Intelligence Agency	266,000	1.6%	1.3%
12	Social Security Administration	207,949	1.2%	1.3%
13	Customs and Border Protection	169,630	1.0%	1.2%
14	US Department of the Interior	212,996	1.2%	1.2%
15	National Park Service	166,745	1.0%	1.1%
16	U.S. Courts	114,219	0.7%	1.0%
17	Immigration and Customs Enforcement	90,688	0.5%	0.9%
18	U.S. Coast Guard	139,319	0.8%	0.9%
19	Drug Enforcement Agency	93,177	0.5%	0.8%
20	Bureau of Safety and Environmental Enforcement	116,216	0.7%	0.8%
21	National Archives and Record Administration	352,064	2.1%	0.8%
22	Department of Health and Human Services	112,635	0.7%	0.8%
23	Department of Energy	140,152	0.8%	0.7%
24	Defense Nuclear Facilities Board	60,133	0.4%	0.7%
25	Department of State	83,130	0.5%	0.6%
26	U.S. Postal Service	321,800	1.9%	0.6%
27	Occupational Health and Safety Administration	57,770	0.3%	0.5%
28	Centers for Medicare and Medicaid Services	78,361	0.5%	0.5%
29	Bureau of the Fiscal Service	98,073	0.6%	0.5%
30	Military Entrance Processing Station	56,931	0.3%	0.4%
31	Department of the Army	231,290	1.4%	0.4%
32	Environmental Protection Agency	43,232	0.3%	0.4%
33	Department of Housing and Urban Development	82,497	0.5%	0.4%
34	Food and Drug Administration	33,398	0.2%	0.2%
35	Department of Defense	31,030	0.2%	0.2%
36	Defense Health Agency	15,939	0.1%	0.1%
37	GSA-US Navy	29,070	0.2%	0.1%
38	Equal Employment Opportunity Commission	14,046	0.1%	0.1%
39	Department of Labor	6,459	0.0%	0.0%
40	U.S. Department of Transportation	5,853	0.0%	0.0%
	Subtotal U.S. Government	7,166,075	42.0%	45.6%

	Tenant	Rentable Sq. Ft. (2)	% of Total Rentable Sq. Ft. (2)	% of Annualized Rental Income (3)
	State Governments:			
1	State of California - ten agency occupants	644,586	3.8%	4.6%
2	Commonwealth of Massachusetts - three agency occupants	310,514	1.8%	2.4%
3	State of Georgia - State Properties Commission	308,359	1.8%	1.6%
4	Commonwealth of Virginia - two agency occupants	255,241	1.5%	1.4%
5	State of New Jersey - Department of Treasury	173,189	1.0%	1.3%
6	State of Oregon - four agency occupants	199,018	1.2%	1.1%
7	State of Maryland - State of Maryland	185,949	1.1%	0.9%
8	State of Washington - Social and Health Services	111,908	0.7%	0.7%
9	State of Arizona - Northern Arizona University	66,743	0.4%	0.4%
10	State of South Carolina -six agency occupants	124,238	0.7%	0.3%
11	State of Minnesota - Minnesota State Lottery	61,426	0.4%	0.3%
12	State of New York - three agency occupants	64,000	0.4%	0.3%
13	State of Kansas - University of Kansas	4,220	0.0%	0.0%
	Subtotal State Governments	2,509,391	14.7%	15.3%
	3 Other Government Tenants:			
	Montgomery County, MD	181,895	1.1%	1.2%
	The Board of County Supervisors of Prince William County	69,374	0.4%	0.4%
	Embassy of Morocco	3,410	—%	—%
	Subtotal Other Government Tenants	254,679	1.5%	1.6%
	Subtotal All Government Tenants	9,930,145	58.2%	62.5%
	25 Government Contractor Tenants:			
	BAE Systems plc	165,004	1.0%	1.6%
	Leidos Holdings Inc	202,543	1.2%	1.4%
	Science Applications International Corp	158,919	0.9%	1.3%
	The Boeing Company	80,339	0.5%	0.7%
	21 Other Government Contractor Tenants	375,348	2.2%	1.8%
	Subtotal Government Contractor Tenants	982,153	5.8%	6.8%
	461 Other Tenants:			
	CareFirst Inc.	206,864	1.2%	2.8%
	ICF International, Inc.	127,946	0.8%	1.3%
	Sentara Healthcare	190,469	1.1%	0.7%
	GTCR, LLC	93,000	0.5%	0.6%
	Odin, Feldman & Pittleman	53,918	0.3%	0.5%
	Conduent Inc	107,422	0.6%	0.5%
	455 Other Tenants	4,205,192	24.8%	24.3%
	Subtotal Other Tenants	4,984,811	29.3%	30.7%
	Subtotal Leased Rentable Square Feet	15,897,109	93.3%	100.0%
	Available for Lease	1,148,842	6.7%	—%
	Total Rentable Square Feet	17,045,951	100.0%	100.0%

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures.

(2) Rentable square footage is pursuant to leases existing as of September 30, 2018, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease, if any. Rentable square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.

(3) Percentage of annualized rental income is calculated using annualized contractual base rents from our tenants pursuant to our lease agreements as of September 30, 2018, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.

(4) Agency occupant cannot be disclosed.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
32

LEASE EXPIRATION SCHEDULE

LEASE EXPIRATION SCHEDULE (1)

As of September 30, 2018
(dollars in thousands)

Year (2)	Number of Tenants Expiring	Expiration of leased square feet (3)	% of Total	Cumulative % of Total	Annualized Rental Income Expiring (4)	% of Annualized Total	Cumulative % of Total
2018	52	819,971	5.2%	5.2%	$ 27,402	6.7%	6.7%
2019	91	2,584,697	16.3%	21.5%	74,181	18.1%	24.8%
2020	99	2,232,317	14.0%	35.5%	54,766	13.4%	38.2%
2021	91	1,814,185	11.4%	46.9%	37,653	9.2%	47.4%
2022	96	1,689,207	10.6%	57.5%	38,143	9.3%	56.7%
2023	70	1,309,371	8.2%	65.7%	37,597	9.2%	65.9%
2024	44	1,424,865	9.0%	74.7%	35,906	8.8%	74.7%
2025	33	995,024	6.3%	81.0%	22,776	5.6%	80.3%
2026	26	832,369	5.2%	86.2%	23,677	5.8%	86.1%
2027 and thereafter	57	2,195,103	13.8%	100.0%	56,711	13.9%	100.0%
Total	659	15,897,109	100.0%		$ 408,812	100.0%	
Weighted average remaining lease term (in years)		4.4			4.4		

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures.
(2) The year of lease expiration is pursuant to current contract terms. Some of our government tenants have the right to vacate their space before the stated expirations of their leases. In addition, certain of our government tenants have the right to terminate their leases if their respective legislature or other funding authority does not appropriate rent in their respective annual budgets.
(3) Leased square footage is pursuant to leases existing as of September 30, 2018, and includes (i) space being fitted out for tenant occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.
(4) Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of September 30, 2018, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
33

EXHIBIT 75 Pleasant Street, Malden, MA Square Feet: 125,521 Occupant: Department of Education, Commonwealth of Massachusetts Government Properties Income Trust 34 Supplemental Operating and Financial Data, September 30, 2018

CONSOLIDATED PROPERTY DETAIL

CONSOLIDATED PROPERTY DETAIL

(sorted by location)

EXHIBIT

As of September 30, 2018 (1)
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income (2)	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired (3)	Year Built or Most Recent Renovation
1	131 Clayton Street	Montgomery, AL	1	U.S. Government	57,815	100.0%	$ 1,575	$ 10,052	$ 8,402	6/22/2011	2007
2	4344 Carmichael Road	Montgomery, AL	1	U.S. Government	49,370	100.0%	1,529	13,032	11,648	12/17/2013	2009
3	15451 North 28th Avenue	Phoenix, AZ	1	State	66,743	100.0%	1,452	9,819	9,035	9/10/2014	2013
4	711 S 14th Avenue	Safford, AZ	1	U.S. Government	36,139	94.4%	913	8,205	8,081	6/16/2010	1992
5	5045 East Butler Street	Fresno, CA	1	U.S. Government	531,976	100.0%	8,384	68,533	43,887	8/29/2002	1971
6	10949 N. Mather Boulevard	Rancho Cordova, CA	1	State	93,807	100.0%	2,609	17,844	15,753	10/30/2013	2012
7	11020 Sun Center Drive	Rancho Cordova, CA	1	State	82,896	100.0%	2,007	10,903	10,463	12/20/2016	2016
8	801 K Street	Sacramento, CA	1	State	337,811	91.3%	9,913	72,852	67,461	1/29/2016	2002
9	9815 Goethe Road	Sacramento, CA	1	State	87,863	100.0%	1,953	12,438	10,491	9/14/2011	1992
10	Capitol Place	Sacramento, CA	1	State	163,840	91.2%	4,675	45,719	35,988	12/17/2009	1988
11	4181 Ruffin Road	San Diego, CA	1	U.S. Government	148,488	100.0%	3,589	20,235	16,484	7/16/2010	2013
12	4560 Viewridge Road	San Diego, CA	1	U.S. Government	93,177	100.0%	3,324	26,904	16,431	3/31/1997	1996
13	9174 Sky Park Centre	San Diego, CA	1	U.S. Government	43,918	96.8%	1,192	8,923	5,818	6/24/2002	1986
14	603 San Juan Avenue	Stockton, CA	1	U.S. Government	22,012	100.0%	971	6,033	5,189	7/20/2012	2012
15	16194 West 45th Street	Golden, CO	1	U.S. Government	43,232	100.0%	1,595	6,883	3,695	3/31/1997	1997
16	12795 West Alameda Parkway	Lakewood, CO	1	U.S. Government	166,745	100.0%	4,460	27,497	22,095	1/15/2010	1988
17	Corporate Center	Lakewood, CO	3	U.S. Government	212,996	100.0%	4,749	34,313	22,047	10/11/2002	2004
18	11 Dupont Circle, NW	Washington, DC	1	Non-Government	153,228	75.4%	7,025	74,902	73,590	10/2/2017	2004
19	1211 Connecticut Avenue, NW	Washington, DC	1	Non-Government	132,481	85.5%	5,208	55,418	54,705	10/2/2017	2014
20	1401 K Street, NW	Washington, DC	1	Non-Government	123,001	82.7%	5,563	66,255	65,063	10/2/2017	2016
21	20 Massachusetts Avenue	Washington, DC	1	U.S. Government	340,119	100.0%	18,619	84,885	50,247	3/31/1997	1996
22	440 First Street, NW	Washington, DC	1	Non-Government	141,576	98.4%	8,489	67,817	66,817	10/2/2017	2013
23	625 Indiana Avenue	Washington, DC	1	U.S. Government	160,897	95.1%	7,836	58,860	51,604	8/17/2010	1989
24	840 First Street, NE	Washington, DC	1	Non-Government	253,164	99.7%	13,385	116,004	114,172	10/2/2017	2003
25	7850 Southwest 6th Court	Plantation, FL	1	U.S. Government	135,819	100.0%	4,876	35,775	29,950	5/12/2011	1999
26	8900 Grand Oak Circle	Tampa, FL	1	U.S. Government	67,916	100.0%	1,967	13,172	10,773	10/15/2010	2008
27	180 Ted Turner Drive SW	Atlanta, GA	1	U.S. Government	90,688	100.0%	3,659	25,914	22,812	7/25/2012	2007
28	Corporate Square	Atlanta, GA	5	U.S. Government	378,455	100.0%	8,512	61,586	48,730	7/16/2004	1967
29	Executive Park	Atlanta, GA	1	Non-Government	125,788	100.0%	1,611	17,343	11,726	7/16/2004	2014
30	One Georgia Center	Atlanta, GA	1	State	375,952	97.2%	7,928	43,072	37,892	9/30/2011	2008
31	4712 Southpark Boulevard	Ellenwood, GA	1	U.S. Government	352,064	100.0%	3,131	21,113	18,081	7/25/2012	2005
32	1185, 1249 & 1387 S. Vinnell Way	Boise, ID	3	U.S. Government	180,952	100.0%	4,689	33,227	28,563	9/11/2012	1996
33	2020 S. Arlington Heights	Arlington Heights, IL	1	U.S. Government	57,770	100.0%	2,045	15,482	12,472	12/29/2009	2002
34	Intech Park	Indianapolis, IN	3	U.S. Government	433,924	79.5%	8,310	77,514	64,265	10/14/2011	2000
35	400 State Street	Kansas City, KS	1	U.S. Government	170,817	91.4%	2,933	15,533	12,426	6/16/2010	1971
36	7125 Industrial Road	Florence, KY	1	U.S. Government	167,939	100.0%	2,585	13,491	11,800	12/31/2012	2002
37	251 Causeway Street	Boston, MA	1	State	141,452.89	95.3%	4,335	24,847	20,945	8/17/2010	1988
38	75 Pleasant Street	Malden, MA	1	State	125,521	100.0%	4,964	32,467	25,890	5/24/2010	2008
39	25 Newport Avenue	Quincy, MA	1	State	92,549	100.0%	2,101	13,617	11,700	2/16/2011	2009
40	One Montvale Avenue	Stoneham, MA	1	U.S. Government	97,777	94.1%	2,520	14,872	12,277	6/16/2010	1987

See notes on page 37.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
35

CONSOLIDATED PROPERTY DETAIL (Continued)

CONSOLIDATED PROPERTY DETAIL

(sorted by location)

EXHIBIT

As of September 30, 2018 (1)
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income (2)	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired (3)	Year Built or Most Recent Renovation
41	Annapolis Commerce Center	Annapolis, MD	2	State	101,275	100.0%	$ 2,443	$ 11,734	$ 11,515	10/2/2017	1989
42	4201 Patterson Avenue	Baltimore, MD	1	State	84,674	100.0%	1,270	12,976	8,125	10/15/1998	2014
43	Hillside Center	Columbia, MD	2	Non-Government	87,267	92.3%	1,725	7,753	7,649	10/2/2017	2014
44	TenThreeTwenty	Columbia, MD	1	Non-Government	140,439	97.6%	3,880	20,208	19,771	10/2/2017	2013
45	3300 75th Avenue	Landover, MD	1	U.S. Government	266,000	100.0%	5,334	41,779	33,754	2/26/2010	2004
46	1401 Rockville Pike	Rockville, MD	1	Other Government	190,044	92.3%	4,660	48,985	30,234	2/2/1998	2015
47	2115 East Jefferson Street	Rockville, MD	1	U.S. Government	128,645	84.6%	3,033	14,867	13,420	8/27/2013	2003
48	Redland 520/530	Rockville, MD	3	Non-Government	351,857	92.8%	13,322	75,474	73,925	10/2/2017	2008
49	Redland 540	Rockville, MD	1	Non-Government	131,516	53.8%	2,062	31,110	30,426	10/2/2017	2017
50	Rutherford Business Park	Windsor Mill, MD	1	U.S. Government	80,398	100.0%	1,955	11,890	10,399	11/16/2012	2011
51	Meadows Business Park	Woodlawn, MD	2	U.S. Government	182,561	83.8%	3,280	27,459	22,962	2/15/2011	1997
52	11411 E. Jefferson Avenue	Detroit, MI	1	U.S. Government	55,966	100.0%	2,733	19,070	15,258	4/23/2010	2009
53	Rosedale Corporate Plaza	Roseville, MN	1	State	61,426	100.0%	1,126	8,222	4,818	12/1/1999	1987
54	1300 Summit Street	Kansas City, MO	1	U.S. Government	86,739	100.0%	2,384	15,720	13,873	9/27/2012	1998
55	4241-4300 NE 34th Street	Kansas City, MO	1	U.S. Government	98,073	100.0%	1,915	11,620	7,498	3/31/1997	1995
56	1220 Echelon Parkway	Jackson, MS	1	U.S. Government	109,819	100.0%	3,982	25,946	22,007	7/25/2012	2009
57	10-12 Celina Avenue	Nashua, NH	1	U.S. Government	321,800	100.0%	2,439	18,621	15,348	8/31/2009	1997
58	50 West State Street	Trenton, NJ	1	State	266,995	84.3%	6,972	46,114	38,383	12/30/2010	1989
59	138 Delaware Avenue	Buffalo, NY	1	U.S. Government	121,711	78.8%	2,172	28,964	17,326	3/31/1997	2014
60	Airline Corporate Center	Colonie, NY	1	State	64,000	100.0%	1,066	7,532	6,527	6/22/2012	2004
61	5000 Corporate Court	Holtsville, NY	1	U.S. Government	264,482	85.7%	6,047	26,975	23,326	8/31/2011	2000
62	4600 25th Avenue	Salem, OR	1	State	233,358	97.8%	5,196	29,554	24,873	12/20/2011	2007
63	Synergy Business Park	Columbia, SC	3	State	180,703	91.9%	2,167	17,702	13,537	5/10/2006;9/17/2010	1985
64	One Memphis Place	Memphis, TN	1	U.S. Government	204,694	72.6%	2,937	10,509	8,856	9/17/2010	1985
65	701 Clay Road	Waco, TX	1	U.S. Government	138,608	100.0%	3,466	14,021	9,081	12/23/1997	1997
66	14660, 14672 & 14668 Lee Road	Chantilly, VA	3	Government Contractor	409,478	98.7%	13,511	81,598	78,321	12/22/2016	1998
67	1434 Crossways	Chesapeake, VA	2	Non-Government	213,955	100.0%	3,986	24,601	23,978	10/2/2017	2002
68	Greenbrier Towers	Chesapeake, VA	2	Non-Government	171,762	86.5%	3,190	15,084	14,693	10/2/2017	1985
69	Enterchange at Meadowville	Chester, VA	1	U.S. Government	228,108	100.0%	1,537	11,355	10,108	8/28/2013	2011
70	Three Flint Hill	Fairfax, VA	1	Non-Government	183,529	76.5%	4,509	32,277	31,423	10/2/2017	2011
71	3920 Pender Drive	Fairfax, VA	1	U.S. Government	83,130	100.0%	2,502	15,924	14,478	3/21/2014	2011
72	Pender Business Park	Fairfax, VA	4	State	171,061	83.6%	3,505	24,443	21,733	11/4/2013	2000
73	7987 Ashton Avenue	Manassas, VA	1	Other Government	69,374	100.0%	1,654	10,235	9,855	1/3/2017	1989
74	1759 & 1760 Business Center Drive	Reston, VA	2	U.S. Government	406,388	100.0%	12,319	90,145	81,395	5/28/2014	1996

See notes on page 37.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
36

CONSOLIDATED PROPERTY DETAIL (Continued)

CONSOLIDATED PROPERTY DETAIL

(sorted by location)

EXHIBIT

As of September 30, 2018 (1)
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income (2)	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired (3)	Year Built or Most Recent Renovation
75	1775 Wiehle Avenue	Reston, VA	1	Non-Government	129,982	62.8%	3,213	30,435	29,773	10/2/2017	2001
76	9960 Mayland Drive	Richmond, VA	1	State	173,932	94.4%	3,338	20,435	18,506	5/20/2014	1994
77	Aquia Commerce Center	Stafford, VA	2	U.S. Government	64,656	100.0%	1,843	10,318	8,830	6/22/2011	1997
78	Atlantic Corporate Park	Sterling, VA	2	U.S. Government	220,995	99.5%	6,175	35,132	34,388	10/2/2017	2008
79	Sterling Business Park Lots 8 and 9	Sterling, VA	1	U.S. Government	167,440	100.0%	5,505	53,510	52,402	10/2/2017	2016
80	65 Bowdoin Street	S. Burlington, VT	1	U.S. Government	26,609	100.0%	1,129	9,256	7,438	4/9/2010	2009
81	840 North Broadway	Everett, WA	2	State	111,908	100.0%	2,700	20,819	17,873	6/28/2012	1990
82	Stevens Center	Richland, WA	2	U.S. Government	140,152	100.0%	2,922	24,019	14,341	3/31/1997	1995
83	11050 West Liberty Drive	Milwaukee, WI	1	U.S. Government	29,297	100.0%	803	5,587	4,736	6/9/2011	2006
84	882 TJ Jackson Drive	Falling Waters, WV	1	Vacant	40,348	—%	—	5,062	2,874	3/31/1997	1993
85	5353 Yellowstone Road	Cheyenne, WY	1	U.S. Government	106,107	100.0%	2,159	10,688	6,085	3/31/1997	1995
	Total		114		13,639,939		351,247	2,499,079	2,135,589		
	Held for Sale (4)										
86	500 First Street, NW	Washington, DC	1	U.S. Government	129,035	100.0%	7,745	46,182	45,734	10/2/2017	2010
87	Ammendale Commerce Center	Beltsville, MD	3	Non-Government	129,303	100.0%	1,832	14,377	14,099	10/2/2017	1987
88	Indian Creek Technology Park	Beltsville, MD	4	Non-Government	186,363	99.9%	3,816	21,284	20,920	10/2/2017	1988
89	Gateway 270 West	Clarksburg, MD	6	Non-Government	252,295	95.7%	4,648	22,196	21,939	10/2/2017	2002
90	Snowden Center	Columbia, MD	5	Non-Government	145,423	88.7%	2,950	18,197	17,939	10/2/2017	1982
91	20400 Century Boulevard	Germantown, MD	1	Vacant	80,550	—%	—	13,499	7,979	3/31/1997	1995
92	Cloverleaf Center	Germantown, MD	4	Non-Government	173,916	59.2%	2,547	16,826	16,659	10/2/2017	2000
93	Metro Park North	Rockville, MD	4	Non-Government	192,280	91.8%	3,852	19,013	18,776	10/2/2017	2001
94	1408 Stephanie Way	Chesapeake, VA	1	Government Contractor	53,541	100.0%	841	3,958	3,872	10/2/2017	2000
95	1441 Crossways Boulevard	Chesapeake, VA	1	U.S. Government	144,512	100.0%	2,738	12,674	12,383	10/2/2017	1988
96	535 Independence Parkway	Chesapeake, VA	1	Non-Government	96,720	100.0%	1,173	8,266	8,100	10/2/2017	1987
97	Crossways	Chesapeake, VA	4	Non-Government	586,768	85.3%	6,954	46,897	45,616	10/2/2017	1989
98	Crossways II	Chesapeake, VA	1	Non-Government	84,799	87.1%	1,518	10,889	10,623	10/2/2017	1989
99	Greenbrier Circle Corporate Center	Chesapeake, VA	2	Non-Government	232,671	97.3%	3,776	19,854	19,344	10/2/2017	1981
100	Greenbrier Technology Center I	Chesapeake, VA	1	Non-Government	97,194	95.5%	1,475	8,639	8,435	10/2/2017	1987
101	Greenbrier Technology Center II	Chesapeake, VA	1	Non-Government	82,229	93.9%	1,379	7,668	7,482	10/2/2017	1987
102	Gateway II	Norfolk, VA	1	Non-Government	42,997	80.7%	455	2,874	2,818	10/2/2017	1984
103	Norfolk Business Center	Norfolk, VA	1	Non-Government	90,267	82.9%	1,128	7,599	7,418	10/2/2017	1985
104	Norfolk Commerce Park II	Norfolk, VA	1	Non-Government	129,411	97.5%	2,053	13,957	13,651	10/2/2017	1990
105	Sterling Park Business Center	Sterling, VA	7	Non-Government	475,738	97.9%	6,685	41,009	40,368	10/2/2017	2011
			50		3,406,012		57,565	355,858	344,155		
	Grand Total		**164**		**17,045,951**	**93.3%**	**$ 408,812**	**$ 2,854,937**	**$ 2,479,744**		

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures.
(2) Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of September 30, 2018, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.
(3) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in June 2009 in connection with our initial public offering.
(4) Carrying values exclude intangible and other assets.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2018
37